Coca-Cola Reports Third Quarter 2020 Results,
Provides Update on Strategic Actions to Emerge Stronger from the Pandemic

Global Unit Case Volume Declined 4%

Net Revenues Declined 9%;
Organic Revenues (Non-GAAP) Declined 6%

Operating Income Declined 8%; Comparable Currency
Neutral Operating Income (Non-GAAP) Grew 7%

Operating Margin Was 26.6% Versus 26.3% in the Prior Year;
Comparable Operating Margin (Non-GAAP) Was 30.4% Versus 28.1% in the Prior Year

EPS Declined 33% to $0.40; Comparable EPS (Non-GAAP) Declined 2% to $0.55

ATLANTA, Oct. 22, 2020 – The Coca-Cola Company today reported third quarter 2020 results and updated its progress on several strategic initiatives that are designed to accelerate a return to growth. The Coca-Cola system continues to focus on emerging stronger from the pandemic with a portfolio of the right brands, high-impact marketing, effective innovation and a highly networked organizational structure.
"Throughout this year's crisis, our system has remained focused on its beverages for life strategy. We are accelerating our transformation that was already underway, shaping our company to recover faster than the broader economic recovery," said James Quincey, chairman and CEO of The Coca-Cola Company. "While many challenges still lie ahead, our progress in the quarter gives me confidence we are on the right path."

Highlights

Quarterly Performance
•Revenues: Net revenues declined 9% to $8.7 billion. Organic revenues (non-GAAP) declined 6%. Revenue performance included a 4% decline in concentrate sales and a 3% decline in price/mix. The company reported improvement in trends versus the prior quarter, with revenue declines versus the prior year driven by ongoing pressure in away-from-home channels partially offset by sustained growth in at-home channels.
•Margin: Operating margin, which included items impacting comparability, was 26.6% versus 26.3% in the prior year, while comparable operating margin (non-GAAP) was 30.4% versus 28.1% in the prior year. Operating margin expansion was primarily driven by effective cost management, partially offset by top-line pressure and currency headwinds.
•Earnings per share: EPS declined 33% to $0.40, and comparable EPS (non-GAAP) declined 2% to $0.55.

•Market share: The company lost value share in total nonalcoholic ready-to-drink (NARTD) beverages as an underlying share gain was more than offset by negative channel mix due to continued pressure in away-from-home channels, where the company has a strong share position.
•Cash flow: Year-to-date cash from operations was $6.2 billion, down 20%. Free cash flow (non-GAAP) was $5.5 billion, down 17%.

Business Environment and Strategic Actions Update
Since the company's last earnings update in July, global unit case volume trends have continued to improve. The pace in the third quarter was more gradual than the second quarter, and the percentage decline in global unit case volume for October month-to-date was low single digits. The company is seeing an elevated level of sales in at-home channels being more than offset by ongoing pressure in away-from-home channels, which are affected by the level of lockdown in a particular market.
While the company is pleased with the sequential improvement, given the uncertainty remaining surrounding the coronavirus pandemic including a resurgence in various markets, the ultimate impact on its near-term results is unknown. Importantly, the company's balance sheet remains strong, and the company is confident in its liquidity position as it continues to navigate through the crisis.
The recent strategic actions of portfolio optimization, disciplined innovation, increased marketing effectiveness and efficiency, enhanced system collaboration and evolving the organizational structure have given the company increased confidence in emerging stronger.

Company Updates
•Building a networked organization designed for growth: The company is establishing a networked structure that is comprised of operating units, category teams, Platform Services and the center. Operating units will be highly interconnected and will sit under the four existing geographic segments, with a focus on local execution. Category teams will drive innovation, marketing efficiency and effectiveness in partnership with operating units. Platform Services will focus on world-class services and capabilities globally to the system, while the center will provide strategy, governance and scale for global initiatives. The company's new, networked organization will combine the power of scale with local execution. The changes to the company's structure will result in a reallocation of some associates along with a reduction in the number of associates, which is underway through a combination of voluntary separation programs and involuntary reductions.
•Shaping a winning growth portfolio: The company continues to pursue its beverages for life ambition by calibrating a portfolio with an optimal set of global, regional and local brands with the strongest potential to grow their consumer bases, increase frequency and drive system margins. The company expects to offer a portfolio of approximately 200 master brands, an approximate 50% reduction from the current number, and phase out some products, such as ZICO® and TaB®.
•Expanding consumer-centric innovation: The company is committed to exploring new products in dynamic beverage categories. In the third quarter, the company launched Topo Chico™ Hard Seltzer, which blends purified sparkling water, a gluten-free alcohol base and natural flavors, with minerals added for taste. Topo Chico™ Hard Seltzer is inspired by Topo Chico® sparkling mineral water, a 125-year-old brand with a rich heritage. The new product is currently available in select cities in Latin America. In the United States, the company entered into an agreement with Molson Coors Beverage Company to manufacture, market and distribute the product. This relationship will allow Topo Chico™ Hard Seltzer to launch with scale in the U.S., which we anticipate will occur in the first half of 2021.

Operating Review – Three Months Ended September 25, 2020
Revenues and Volume

Percent Change	Concentrate Sales[1]	Price/Mix	Currency Impact	Acquisitions, Divestitures and Structural Changes, Net	Reported Net Revenues	Organic Revenues[2]	Unit Case Volume
Consolidated	(4)	(3)	(3)	0	(9)	(6)	(4)
Europe, Middle East & Africa	0	(6)	(1)	0	(7)	(6)	(3)
Latin America	(2)	(1)	(19)	0	(23)	(4)	(4)
North America	(7)	4	0	1	(2)	(3)	(6)
Asia Pacific	(4)	(4)	(1)	0	(9)	(8)	(4)
Global Ventures[3]	(14)	(7)	2	0	(19)	(20)	(11)
Bottling Investments	(9)	2	(5)	(1)	(12)	(6)	(10)
Operating Income and EPS

Percent Change	Reported Operating Income	Items Impacting Comparability	Currency Impact	Comparable Currency Neutral[2]
Consolidated	(8)	(7)	(8)	7
Europe, Middle East & Africa	2	(4)	(3)	9
Latin America	(20)	(4)	(28)	12
North America	14	(5)	0	18
Asia Pacific	(5)	1	(2)	(4)
Global Ventures	—[4]	—	—	—
Bottling Investments	662	617	(25)	69

Percent Change	Reported EPS	Items Impacting Comparability	Currency Impact	Comparable Currency Neutral[2]
Consolidated EPS	(33)	(31)	(7)	5

Note: Certain rows may not add due to rounding.
1 For Bottling Investments, this represents the percent change in net revenues attributable to the increase (decrease) in unit case volume computed based on total sales (rather than average daily sales) in each of the corresponding periods after considering the impact of structural changes.
2 Organic revenues, comparable currency neutral operating income and comparable currency neutral EPS are non-GAAP financial measures. Refer to the Reconciliation of GAAP and Non-GAAP Financial Measures section.
3 Due to the combination of multiple business models in the Global Ventures segment, the composition of concentrate sales and price/mix may fluctuate materially on a periodic basis. Therefore, the company places greater focus on revenue growth as the best indicator of underlying performance of the segment.
4 Reported operating loss for Global Ventures for the three months ended September 25, 2020 was $31 million. Reported operating income for Global Ventures for the three months ended September 27, 2019 was $77 million. Therefore, the percent change is not meaningful.

In addition to the data in the preceding tables, third quarter operating results included the following:

Consolidated
•Price/mix declined 3% for the quarter driven by negative channel and package mix due to the impact of the coronavirus pandemic. Price/mix was also impacted by negative segment mix from Global Ventures and Bottling Investments. Concentrate sales were in line with unit case volume. Year-to-date concentrate sales were 2 points behind unit case volume, impacted by one less day and cycling the timing of certain shipments from the prior year related to the Brexit bottler inventory build.

•Unit case volume declined 4%, as continued strength in at-home channels was more than offset by coronavirus-related pressure in away-from-home channels. Category cluster performance was as follows:
◦Sparkling soft drinks declined 1%, led by a decline in the fountain business in North America and in Mexico due to pressure in away-from-home channels. Trademark Coca-Cola grew 1%. Coca-Cola® Zero Sugar grew 7% in the quarter and 4% year-to-date.
◦Juice, dairy and plant-based beverages declined 6% as solid performance by Simply® and fairlife® in North America was more than offset by pressure in the Asia Pacific and Latin America operating groups.
◦Water, enhanced water and sports drinks declined 11%, led by a broad-based decline across operating groups, primarily due to a decline in lower-margin water brands.
◦Tea and coffee declined 15%, primarily driven by coronavirus-related pressure on Costa® retail stores, along with some pressure on the doğadan® tea business in Turkey.
•Operating income declined 8%, which included a headwind from items impacting comparability in addition to a currency headwind. Comparable currency neutral operating income (non-GAAP) grew 7%, driven by effective cost management across operating groups, partially offset by top-line pressure due to the coronavirus.

Europe, Middle East & Africa
•Price/mix declined 6% for the quarter, driven by negative channel and package mix in Europe. Price/mix was also impacted by negative geographic mix due to better performance in emerging and developing markets versus developed markets. Concentrate sales ran 3 points ahead of unit case volume, largely due to the timing of shipments in the Middle East, North Africa and Turkey.
•Unit case volume declined 3%, primarily related to coronavirus-related pressure in away-from-home channels in Western Europe and South Africa, partially offset by growth in Western Africa.
•Operating income grew 2%, impacted by a headwind from comparability items and a 3-point currency headwind. Comparable currency neutral operating income (non-GAAP) grew 9% driven by effective cost management.
•The company gained value share in total NARTD beverages, driven by a share gain in sparkling soft drinks.

Latin America
•Price/mix declined 1% as pricing in the market was more than offset by the timing of deductions from revenue. Concentrate sales ran 2 points ahead of unit case volume, largely due to cycling the timing of shipments from the prior year in Brazil.
•Unit case volume declined 4%, led by declines in Mexico and Argentina primarily due to the impact of the coronavirus, partially offset by solid performance in Brazil.
•Operating income declined 20%, which included a headwind from items impacting comparability and a 28-point currency headwind. Comparable currency neutral operating income (non-GAAP) grew 12%, primarily due to effective cost management across all business units.
•The company gained value share in total NARTD beverages, driven by share gains in sparkling soft drinks and the water, enhanced water and sports drinks category cluster.

North America
•Price/mix grew 4% for the quarter, as solid growth in premium offerings and pricing in the marketplace was partially offset by pressure in the fountain business and away-from-home channels.
•Unit case volume declined 6%, as strong growth in sparkling soft drinks in at-home channels along with continued strength in AHA®, fairlife® and Topo Chico® was more than offset by pressure in the fountain business.
•Operating income grew 14%, which included a headwind from items impacting comparability. Comparable currency neutral operating income (non-GAAP) grew 18%, driven by pricing and effective cost management.
•The company lost value share in total NARTD beverages due to coronavirus-related restrictions in away-from-home channels, where the company has a strong share position.

Asia Pacific
•Price/mix declined 4%, due to negative channel mix in key markets, partially offset by positive geographic mix. Concentrate sales were in line with unit case volume.
•Unit case volume declined 4%, primarily due to coronavirus-related restrictions in India and Japan. The unit case volume performance included solid growth in sparkling soft drinks in China.
•Operating income declined 5%, which included a tailwind from items impacting comparability and a 2-point currency headwind. Comparable currency neutral operating income (non-GAAP) declined 4%, driven by top-line pressure due to the coronavirus across most markets, partially offset by effective cost management.
•The company lost value share in total NARTD beverages, primarily driven by a share loss in sparkling soft drinks.

Global Ventures
•Net revenues declined 19%, which included a 2-point currency tailwind. Organic revenues (non-GAAP) declined 20%. The revenue declines were primarily driven by the coronavirus-related pressure on the Costa® retail stores, partially offset by strong performance in Costa® Express machines in the United Kingdom.
•The operating loss was primarily driven by the coronavirus-related pressure on the Costa® retail stores.

Bottling Investments
•Price/mix grew 2% in the quarter due to trade promotion optimization in most markets.
•Unit case volume declined 10%, driven by India and South Africa due to the impact of the coronavirus.
•Operating income growth included a tailwind from items impacting comparability and a headwind from currency. Comparable currency neutral operating income (non-GAAP) grew 69%, driven by effective operating expense management.

Operating Review – Nine Months Ended September 25, 2020
Revenues and Volume

Percent Change	Concentrate Sales[1]	Price/Mix	Currency Impact	Acquisitions, Divestitures and Structural Changes, Net	Reported Net Revenues	Organic Revenues[2]	Unit Case Volume
Consolidated	(9)	(2)	(3)	0	(13)	(11)	(7)
Europe, Middle East & Africa	(10)	(5)	(2)	0	(16)	(15)	(7)
Latin America	(6)	4	(13)	0	(15)	(2)	(4)
North America	(8)	2	0	2	(4)	(6)	(7)
Asia Pacific	(10)	(3)	(1)	1	(13)	(13)	(10)
Global Ventures[3]	(17)	(8)	0	0	(25)	(25)	(15)
Bottling Investments	(16)	1	(4)	(2)	(20)	(15)	(19)
Operating Income and EPS

Percent Change	Reported Operating Income	Items Impacting Comparability	Currency Impact	Comparable Currency Neutral[2]
Consolidated	(16)	(7)	(5)	(4)
Europe, Middle East & Africa	(11)	(1)	(3)	(7)
Latin America	(10)	(2)	(20)	12
North America	(17)	(17)	0	0
Asia Pacific	(7)	0	(1)	(6)
Global Ventures	—[4]	—	—	—
Bottling Investments	(43)	(42)	15	(16)

Percent Change	Reported EPS	Items Impacting Comparability	Currency Impact	Comparable Currency Neutral[2]
Consolidated EPS	(9)	2	(5)	(6)

Note: Certain rows may not add due to rounding.
1 For Bottling Investments, this represents the percent change in net revenues attributable to the increase (decrease) in unit case volume computed based on total sales (rather than average daily sales) in each of the corresponding periods after considering the impact of structural changes.
2 Organic revenues, comparable currency neutral operating income and comparable currency neutral EPS are non-GAAP financial measures. Refer to the Reconciliation of GAAP and Non-GAAP Financial Measures section.
3 Due to the combination of multiple business models in the Global Ventures segment, the composition of concentrate sales and price/mix may fluctuate materially on a periodic basis. Therefore, the company places greater focus on revenue growth as the best indicator of underlying performance of the segment.
4 Reported operating loss for Global Ventures for the nine months ended September 25, 2020 was $114 million. Reported operating income for Global Ventures for the nine months ended September 27, 2019 was $216 million. Therefore, the percent change is not meaningful.

Outlook
Full Year 2020 Considerations
As the coronavirus pandemic continues to evolve, there is uncertainty around its ultimate impact; therefore, the company's full year financial and operating results cannot be reasonably estimated at this time.
For comparable net revenues (non-GAAP), the company expects an approximate 3% currency headwind based on the current rates and including the impact of hedged positions.

For comparable operating income (non-GAAP), the company expects an approximate 6% currency headwind based on the current rates and including the impact of hedged positions.
The company’s underlying effective tax rate (non-GAAP) is estimated to be 19.5%.
Fourth Quarter 2020 Considerations
Comparable net revenues (non-GAAP) are expected to include an approximate 3% currency headwind based on the current rates and including the impact of hedged positions.
Comparable operating income (non-GAAP) is expected to include an approximate 9% currency headwind based on the current rates and including the impact of hedged positions.
Full Year 2021 Considerations
For comparable net revenues (non-GAAP) and comparable operating income (non-GAAP), the company expects minimal currency impact based on the current rates and including the impact of hedged positions.

Notes
•All references to growth rate percentages and share compare the results of the period to those of the prior year comparable period.
•All references to volume and volume percentage changes indicate unit case volume, unless otherwise noted. All volume percentage changes are computed based on average daily sales, unless otherwise noted. "Unit case" means a unit of measurement equal to 192 U.S. fluid ounces of finished beverage (24 eight-ounce servings), with the exception of unit case equivalents for Costa® non-ready-to-drink beverage products which are primarily measured in number of transactions. "Unit case volume" means the number of unit cases (or unit case equivalents) of company beverages directly or indirectly sold by the company and its bottling partners to customers or consumers.
•"Concentrate sales" represents the amount of concentrates, syrups, beverage bases, source waters and powders/minerals (in all instances expressed in equivalent unit cases) sold by, or used in finished beverages sold by, the company to its bottling partners or other customers. For Costa® non-ready-to-drink beverage products, "concentrate sales" represents the amount of coffee beans and finished beverages (in all instances expressed in equivalent unit cases) sold by the company to customers or consumers. In the reconciliation of reported net revenues, "concentrate sales" represents the percent change in net revenues attributable to the increase (decrease) in concentrate sales volume for the geographic operating segments and the Global Ventures operating segment after considering the impact of structural changes. For the Bottling Investments operating segment, this represents the percent change in net revenues attributable to the increase (decrease) in unit case volume computed based on total sales (rather than average daily sales) in each of the corresponding periods after considering the impact of structural changes. The Bottling Investments operating segment reflects unit case volume growth for consolidated bottlers only.
•"Price/mix" represents the change in net operating revenues caused by factors such as price changes, the mix of products and packages sold, and the mix of channels and geographic territories where the sales occurred.
•First quarter 2020 financial results were impacted by one less day as compared to the same period in 2019, and fourth quarter 2020 financial results will be impacted by two additional days as compared to the same period in 2019. Unit case volume results for the quarters are not impacted by the variances in days due to the average daily sales computation referenced above.

Conference Call
The company is hosting a conference call with investors and analysts to discuss third quarter 2020 operating results today, October 22, 2020, at 8:30 a.m. ET. The company invites participants to listen to a live webcast of the conference call on the company’s website, http://www.coca-colacompany.com, in the "Investors" section. An audio replay in downloadable digital format and a transcript of the call will be available on the website within 24 hours following the call. Further, the "Investors" section of the website includes certain supplemental information and a reconciliation of non-GAAP financial measures to the company’s results as reported under GAAP, which may be used during the call when discussing financial results.
Contacts:
Investors and Analysts: Tim Leveridge, koinvestorrelations@coca-cola.com
Media: Scott Leith, sleith@coca-cola.com

THE COCA-COLA COMPANY AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(UNAUDITED)
(In millions except per share data)

	Three Months Ended
	September 25, 2020	September 27, 2019	% Change
Net Operating Revenues	$8,652	$9,507	(9)
Cost of goods sold	3,471	3,767	(8)
Gross Profit	5,181	5,740	(10)
Selling, general and administrative expenses	2,511	3,116	(19)
Other operating charges	372	125	199
Operating Income	2,298	2,499	(8)
Interest income	82	153	(46)
Interest expense	660	230	188
Equity income (loss) — net	431	346	24
Other income (loss) — net	30	324	(91)
Income Before Income Taxes	2,181	3,092	(29)
Income taxes	441	503	(12)
Consolidated Net Income	1,740	2,589	(33)
Less: Net income (loss) attributable to noncontrolling interests	3	(4)	—
Net Income Attributable to Shareowners of The Coca-Cola Company	$1,737	$2,593	(33)
Basic Net Income Per Share[1]	$0.40	$0.61	(33)
Diluted Net Income Per Share[1]	$0.40	$0.60	(33)
Average Shares Outstanding	4,296	4,280	0
Effect of dilutive securities	25	41	(41)
Average Shares Outstanding Assuming Dilution	4,321	4,321	0
Note: Certain growth rates may not recalculate using the rounded dollar amounts provided.
1 Calculated based on net income attributable to shareowners of The Coca-Cola Company.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(UNAUDITED)
(In millions except per share data)

	Nine Months Ended
	September 25, 2020	September 27, 2019	% Change
Net Operating Revenues	$24,403	$28,198	(13)
Cost of goods sold	9,855	11,053	(11)
Gross Profit	14,548	17,145	(15)
Selling, general and administrative expenses	7,142	8,879	(20)
Other operating charges	747	344	117
Operating Income	6,659	7,922	(16)
Interest income	294	428	(31)
Interest expense	1,127	711	59
Equity income (loss) — net	774	808	(4)
Other income (loss) — net	788	(81)	—
Income Before Income Taxes	7,388	8,366	(12)
Income taxes	1,094	1,446	(24)
Consolidated Net Income	6,294	6,920	(9)
Less: Net income (loss) attributable to noncontrolling interests	3	42	(94)
Net Income Attributable to Shareowners of The Coca-Cola Company	$6,291	$6,878	(9)
Basic Net Income Per Share[1]	$1.47	$1.61	(9)
Diluted Net Income Per Share[1]	$1.46	$1.60	(9)
Average Shares Outstanding	4,293	4,273	0
Effect of dilutive securities	28	38	(27)
Average Shares Outstanding Assuming Dilution	4,321	4,311	0
Note: Certain growth rates may not recalculate using the rounded dollar amounts provided.
1 Calculated based on net income attributable to shareowners of The Coca-Cola Company.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(UNAUDITED)
(In millions except par value)

	September 25, 2020	December 31, 2019
ASSETS
Current Assets
Cash and cash equivalents	$11,385	$6,480
Short-term investments	7,347	1,467
Total Cash, Cash Equivalents and Short-Term Investments	18,732	7,947
Marketable securities	2,396	3,228
Trade accounts receivable, less allowances of $546 and $524, respectively	3,827	3,971
Inventories	3,264	3,379
Prepaid expenses and other assets	2,191	1,886
Total Current Assets	30,410	20,411
Equity method investments	18,875	19,025
Other investments	712	854
Other assets	6,161	6,075
Deferred income tax assets	2,439	2,412
Property, plant and equipment — net	10,667	10,838
Trademarks with indefinite lives	10,333	9,266
Goodwill	16,887	16,764
Other intangible assets	700	736
Total Assets	$97,184	$86,381
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable and accrued expenses	$12,750	$11,312
Loans and notes payable	5,857	10,994
Current maturities of long-term debt	7,508	4,253
Accrued income taxes	776	414
Total Current Liabilities	26,891	26,973
Long-term debt	39,502	27,516
Other liabilities	8,530	8,510
Deferred income tax liabilities	1,945	2,284
The Coca-Cola Company Shareowners' Equity
Common stock, $0.25 par value; authorized — 11,200 shares; issued — 7,040 shares	1,760	1,760
Capital surplus	17,463	17,154
Reinvested earnings	66,863	65,855
Accumulated other comprehensive income (loss)	(15,446)	(13,544)
Treasury stock, at cost — 2,743 and 2,760 shares, respectively	(52,033)	(52,244)
Equity Attributable to Shareowners of The Coca-Cola Company	18,607	18,981
Equity attributable to noncontrolling interests	1,709	2,117
Total Equity	20,316	21,098
Total Liabilities and Equity	$97,184	$86,381

THE COCA-COLA COMPANY AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(UNAUDITED)
(In millions)

	Nine Months Ended
	September 25, 2020	September 27, 2019
Operating Activities
Consolidated net income	$6,294	$6,920
Depreciation and amortization	1,106	965
Stock-based compensation expense	88	146
Deferred income taxes	10	(326)
Equity (income) loss — net of dividends	(565)	(336)
Foreign currency adjustments	(145)	79
Significant (gains) losses — net	(899)	(389)
Other operating charges	671	147
Other items	562	444
Net change in operating assets and liabilities	(902)	121
Net Cash Provided by Operating Activities	6,220	7,771
Investing Activities
Purchases of investments	(12,051)	(4,113)
Proceeds from disposals of investments	6,482	5,674
Acquisitions of businesses, equity method investments and nonmarketable securities	(989)	(5,376)
Proceeds from disposals of businesses, equity method investments and nonmarketable securities	46	266
Purchases of property, plant and equipment	(759)	(1,206)
Proceeds from disposals of property, plant and equipment	156	944
Other investing activities	43	(90)
Net Cash Provided by (Used in) Investing Activities	(7,072)	(3,901)
Financing Activities
Issuances of debt	26,898	19,598
Payments of debt	(17,977)	(21,716)
Issuances of stock	514	923
Purchases of stock for treasury	(93)	(690)
Dividends	(3,522)	(3,419)
Other financing activities	153	(33)
Net Cash Provided by (Used in) Financing Activities	5,973	(5,337)
Effect of Exchange Rate Changes on Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents	(36)	(75)
Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents
Net increase (decrease) in cash, cash equivalents, restricted cash and restricted cash equivalents during the period	5,085	(1,542)
Cash, cash equivalents, restricted cash and restricted cash equivalents at beginning of period	6,737	9,318
Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents at End of Period	11,822	7,776
Less: Restricted cash and restricted cash equivalents at end of period	437	245
Cash and Cash Equivalents at End of Period	$11,385	$7,531

THE COCA-COLA COMPANY AND SUBSIDIARIES
Operating Segments and Corporate
(UNAUDITED)
(In millions)

Three Months Ended

	Net Operating Revenues[1]			Operating Income (Loss)			Income (Loss) Before Income Taxes
	September 25, 2020	September 27, 2019	% Fav. / (Unfav.)	September 25, 2020	September 27, 2019	% Fav. / (Unfav.)	September 25, 2020	September 27, 2019	% Fav. / (Unfav.)
Europe, Middle East & Africa	$1,693	$1,828	(7)	$903	$886	2	$925	$651	42
Latin America	809	1,045	(23)	483	603	(20)	476	605	(21)
North America	3,088	3,138	(2)	727	641	14	738	658	12
Asia Pacific	1,334	1,462	(9)	564	594	(5)	575	603	(5)
Global Ventures	513	629	(19)	(31)	77	—	(29)	80	—
Bottling Investments	1,475	1,684	(12)	55	7	662	398	55	626
Corporate	6	24	(74)	(403)	(309)	(30)	(902)	440	—
Eliminations	(266)	(303)	12	—	—	—	—	—	—
Consolidated	$8,652	$9,507	(9)	$2,298	$2,499	(8)	$2,181	$3,092	(29)
Note: Certain growth rates may not recalculate using the rounded dollar amounts provided.
1 During the three months ended September 25, 2020, intersegment revenues were $137 million for Europe, Middle East & Africa, $1 million for North America, $127 million for Asia Pacific and $1 million for Bottling Investments. During the three months ended September 27, 2019, intersegment revenues were $156 million for Europe, Middle East & Africa, $1 million for North America, $143 million for Asia Pacific and $3 million for Bottling Investments.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Operating Segments and Corporate
(UNAUDITED)
(In millions)

Nine Months Ended

	Net Operating Revenues[1]			Operating Income (Loss)			Income (Loss) Before Income Taxes
	September 25, 2020	September 27, 2019	% Fav. / (Unfav.)	September 25, 2020	September 27, 2019	% Fav. / (Unfav.)	September 25, 2020	September 27, 2019	% Fav. / (Unfav.)
Europe, Middle East & Africa	$4,628	$5,530	(16)	$2,578	$2,902	(11)	$2,632	$2,701	(3)
Latin America	2,494	2,944	(15)	1,526	1,687	(10)	1,455	1,636	(11)
North America	8,586	8,983	(4)	1,603	1,938	(17)	1,623	1,924	(16)
Asia Pacific	3,645	4,189	(13)	1,727	1,867	(7)	1,749	1,891	(8)
Global Ventures	1,381	1,849	(25)	(114)	216	—	(114)	223	—
Bottling Investments	4,396	5,520	(20)	130	226	(43)	762	348	119
Corporate	25	79	(68)	(791)	(914)	13	(719)	(357)	(101)
Eliminations	(752)	(896)	16	—	—	—	—	—	—
Consolidated	$24,403	$28,198	(13)	$6,659	$7,922	(16)	$7,388	$8,366	(12)
Note: Certain growth rates may not recalculate using the rounded dollar amounts provided.
1 During the nine months ended September 25, 2020, intersegment revenues were $364 million for Europe, Middle East & Africa, $3 million for North America, $381 million for Asia Pacific and $4 million for Bottling Investments. During the nine months ended September 27, 2019, intersegment revenues were $420 million for Europe, Middle East & Africa, $7 million for North America, $460 million for Asia Pacific, $2 million for Global Ventures and $7 million for Bottling Investments.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
The company reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP" or referred to herein as "reported"). To supplement our consolidated financial statements reported on a GAAP basis, we provide the following non-GAAP financial measures: "comparable net revenues", "comparable currency neutral net revenues", "organic revenues", "comparable operating margin", "underlying operating margin", "comparable operating income", "comparable currency neutral operating income", "comparable EPS", "comparable currency neutral EPS", "underlying effective tax rate" and "free cash flow", each of which are defined below. Management believes these non-GAAP financial measures provide investors with additional meaningful financial information that should be considered when assessing our underlying business performance and trends. Further, management believes these non-GAAP financial measures also enhance investors' ability to compare period-to-period financial results. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company's reported results prepared in accordance with GAAP. Our non-GAAP financial measures do not represent a comprehensive basis of accounting. Therefore, our non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. Reconciliations of each of these non-GAAP financial measures to GAAP information are also included below. Management uses these non-GAAP financial measures in making financial, operating, compensation and planning decisions and in evaluating the company's performance. Disclosing these non-GAAP financial measures allows investors and management to view our operating results excluding the impact of items that are not reflective of the underlying operating performance.
DEFINITIONS
•"Currency neutral operating results" are determined by dividing or multiplying, as appropriate, our current period actual U.S. dollar operating results, by the current period actual exchange rates (that include the impact of current period currency hedging activities), to derive our current period local currency operating results. We then multiply or divide, as appropriate, the derived current period local currency operating results by the foreign currency exchange rates (that also include the impact of the comparable prior period currency hedging activities) used to translate the company's financial statements in the comparable prior year period to determine what the current period U.S. dollar operating results would have been if the foreign currency exchange rates had not changed from the comparable prior year period.
•"Structural changes" generally refer to acquisitions and divestitures of bottling operations including the impact of intercompany transactions among our operating segments. In 2019, the company acquired controlling interests in bottling operations in Zambia, Eswatini and Kenya. The impact of these acquisitions has been included as a structural change in our analysis of net operating revenues on a consolidated basis as well as for the Europe, Middle East and Africa and Bottling Investments operating segments. In 2019, the company refranchised certain of its bottling operations in India. The impact of this refranchising activity has been included as a structural change in our analysis of net operating revenues on a consolidated basis as well as for the Asia Pacific and Bottling Investments operating segments.
•"Comparable net revenues" is a non-GAAP financial measure that excludes or has otherwise been adjusted for items impacting comparability (discussed further below). "Comparable currency neutral net revenues" is a non-GAAP financial measure that excludes or has otherwise been adjusted for items impacting comparability (discussed further below) as well as the impact of changes in foreign currency exchange rates. Management believes the comparable net revenues (non-GAAP) growth measure and the comparable currency neutral net revenues (non-GAAP) growth measure provide investors with useful supplemental information to enhance their understanding of the company's revenue performance and trends by improving their ability to compare our period-to-period results. "Organic revenues" is a non-GAAP financial measure that excludes or has otherwise been adjusted for the impact of acquisitions, divestitures and structural changes, as applicable, and the impact of changes in foreign currency exchange rates. Management believes the organic revenue (non-GAAP) growth measure provides users with useful supplemental information regarding the company's ongoing revenue performance and trends by presenting revenue growth excluding the impact of foreign exchange as well as the impact of acquisitions, divestitures and structural changes. The adjustments related to acquisitions, divestitures and structural changes for the three and nine months ended September 25, 2020 and September 27, 2019 consisted of the structural changes discussed above. Additionally, in 2020, the company acquired the remaining equity ownership interest in fairlife, LLC ("fairlife"). The impact on revenues for fairlife products not previously sold by the

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
company has been included in acquisitions and divestitures in our analysis of net operating revenues on a consolidated basis as well as for the North America operating segment. Also in 2020, the company discontinued our Odwalla juice business. The impact of discontinuing our Odwalla juice business has been included in acquisitions, divestitures and structural changes in our analysis of net operating revenues on a consolidated basis as well as for the North America operating segment. In 2019, the company acquired the remaining equity ownership interest in C.H.I. Limited ("CHI"). The impact of this acquisition has been included in acquisitions and divestitures in our analysis of net operating revenues on a consolidated basis as well as for the Europe, Middle East and Africa operating segment for the nine months ended September 25, 2020.
•"Comparable operating income" is a non-GAAP financial measure that excludes or has otherwise been adjusted for items impacting comparability (discussed further below). "Comparable currency neutral operating income" is a non-GAAP financial measure that excludes or has otherwise been adjusted for items impacting comparability (discussed further below) and the impact of changes in foreign currency exchange rates. "Comparable operating margin" is a non-GAAP financial measure that excludes or has otherwise been adjusted for items impacting comparability (discussed further below). "Underlying operating margin" is a non-GAAP financial measure that excludes or has otherwise been adjusted for items impacting comparability (discussed further below), the impact of changes in foreign currency exchange rates, and the impact of acquisitions, divestitures and structural changes, as applicable. Management uses these non-GAAP financial measures to evaluate the company's performance and make resource allocation decisions. Further, management believes the comparable operating income (non-GAAP) growth measure, comparable currency neutral operating income (non-GAAP) growth measure, comparable operating margin (non-GAAP) measure and underlying operating margin (non-GAAP) measure enhance its ability to communicate the underlying operating results and provide investors with useful supplemental information to enhance their understanding of the company's underlying business performance and trends by improving their ability to compare our period-to-period financial results.
•"Comparable EPS" and "comparable currency neutral EPS" are non-GAAP financial measures that exclude or have otherwise been adjusted for items impacting comparability (discussed further below). Comparable currency neutral EPS (non-GAAP) has also been adjusted for the impact of changes in foreign currency exchange rates. Management uses these non-GAAP financial measures to evaluate the company's performance and make resource allocation decisions. Further, management believes the comparable EPS (non-GAAP) and comparable currency neutral EPS (non-GAAP) growth measures enhance its ability to communicate the underlying operating results and provide investors with useful supplemental information to enhance their understanding of the company's underlying business performance and trends by improving their ability to compare our period-to-period financial results.
•"Underlying effective tax rate" is a non-GAAP financial measure that represents the estimated annual effective income tax rate on income before income taxes, which excludes or has otherwise been adjusted for items impacting comparability (discussed further below).
•"Free cash flow" is a non-GAAP financial measure that represents net cash provided by operating activities less purchases of property, plant and equipment. Management uses this non-GAAP financial measure to evaluate the company's performance and make resource allocation decisions.
ITEMS IMPACTING COMPARABILITY
The following information is provided to give qualitative and quantitative information related to items impacting comparability. Items impacting comparability are not defined terms within GAAP. Therefore, our non-GAAP financial information may not be comparable to similarly titled measures reported by other companies. We determine which items to consider as "items impacting comparability" based on how management views our business; makes financial, operating, compensation and planning decisions; and evaluates the company's ongoing performance. Items such as charges, gains and accounting changes which are viewed by management as impacting only the current period or the comparable period, but not both, or as pertaining to different and unrelated underlying activities or events across comparable periods, are generally considered "items impacting comparability." Items impacting comparability include, but are not limited to, asset impairments, charges related to our strategic realignment initiatives, charges related to our productivity and reinvestment initiatives, and transaction gains/losses, in each case when exceeding a U.S. dollar threshold. Also included are our proportionate share of similar items incurred by our equity method investees, timing

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
differences related to our economic (non-designated) hedging activities, and timing differences related to unrealized mark-to-market adjustments of equity securities and trading debt securities, regardless of size. In addition, we provide the impact that changes in foreign currency exchange rates had on our financial results ("currency neutral operating results" defined above).
Asset Impairments
During the nine months ended September 25, 2020, the company recorded impairment charges of $160 million related to discontinuing our Odwalla juice business and recorded an impairment charge of $55 million related to a trademark in North America, which was primarily driven by the impact of the COVID-19 pandemic, revised projections of future operating results and a change in brand focus in the company's portfolio. The company also recorded an other-than-temporary impairment charge of $38 million related to one of our equity method investees in Latin America and an impairment charge of $26 million associated with an investment in an equity security without a readily determinable fair value. These impairment charges were primarily driven by revised projections of future operating results. The company also recorded a charge of $13 million for the impairment of goodwill in our bottling operations in the Middle East, which was primarily driven by a recent change in sugar tax laws, and recorded impairment charges totaling $10 million related to several trademarks in Latin America, which were primarily driven by the impact of the COVID-19 pandemic and management’s view of the timing and extent of recovery.
During the three and nine months ended September 27, 2019, the company recorded other-than-temporary impairment charges of $120 million and $406 million, respectively, related to Coca-Cola Bottlers Japan Holdings Inc. ("CCBJHI"), an equity method investee. Based on the length of time and the extent to which the market value of our investment in CCBJHI was less than our carrying value and the financial condition and near-term prospects of the issuer, management determined that the decline in fair value was other than temporary in nature. The company also recorded other-than-temporary impairment charges of $255 million related to certain equity method investees in the Middle East. These impairment charges were primarily driven by revised projections of future operating results largely related to instability in the region and changes in local excise taxes. The company also recorded an impairment charge of $42 million related to a trademark in Asia Pacific, which was primarily driven by revised projections of future operating results for the trademark.
During the nine months ended September 27, 2019, the company recorded an other-than-temporary impairment charge of $57 million related to one of our equity method investees in North America. This impairment charge was primarily driven by revised projections of future operating results. The company also recorded an other-than-temporary impairment charge of $49 million related to one of our equity method investees in Latin America. This impairment charge was primarily driven by revised projections of future operating results.
Strategic Realignment
In August 2020, the company announced strategic steps to transform our organizational structure in an effort to better enable us to capture growth in the fast-changing marketplace. The company is building a networked global organization comprised of operating units, category leads, Platform Services and the center. The operating units will be highly interconnected with more consistency in the structure and a focus on eliminating duplication of resources and scaling new products more quickly. The global marketing category leadership teams will primarily focus on innovation, marketing efficiency and effectiveness. The organizational structure will also include the center, which will provide strategy, governance and scale for global initiatives. The operating units, global marketing category leadership teams, and the center will be supported by Platform Services, which will focus on providing efficient and scaled global services and capabilities including, but not limited to, governance, transactional work, data management, consumer analytics, digital commerce and social/digital hubs. During the three and nine months ended September 25, 2020, the company recorded charges of $343 million primarily related to severance costs associated with our strategic realignment initiatives.
Productivity and Reinvestment
During the three and nine months ended September 25, 2020, the company recorded charges of $10 million and $71 million, respectively. During the three and nine months ended September 27, 2019, the company recorded charges of $61 million and $184 million, respectively. These charges were related to our productivity and reinvestment initiatives. The costs incurred in 2019 were related to initiatives focused on four key areas: restructuring the company's global supply chain; implementing zero-based work, an evolution of zero-based budget principles across the organization; streamlining

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
and simplifying the company's operating model; and further driving increased discipline and efficiency in direct marketing investments. Under this operating model, our business units are supported by an expanded enabling services organization and a corporate center focused on a few strategic initiatives, policy and governance. The expanded enabling services organization focuses on both simplifying and standardizing key transactional processes and providing support to business units through global centers of excellence. The savings realized from the program enable the company to fund marketing initiatives and innovation required to deliver sustainable net revenue growth. The savings also support margin expansion and increased returns on invested capital over time. The costs incurred in 2020 were primarily related to certain remaining initiatives designed to further simplify and standardize our enabling services organization.
Equity Investees
During the three and nine months ended September 25, 2020, the company recorded net charges of $27 million and $128 million, respectively. During the three and nine months ended September 27, 2019, the company recorded net charges of $39 million and $107 million, respectively. These amounts represent the company’s proportionate share of significant operating and nonoperating items recorded by certain of our equity method investees.
Transaction Gains/Losses
During the three and nine months ended September 25, 2020, the company recorded charges of $18 million and $47 million, respectively, related to the remeasurement of our contingent consideration liability to fair value in conjunction with the fairlife acquisition.
During the nine months ended September 25, 2020, the company recognized a gain of $902 million in conjunction with our acquisition of the remaining equity ownership interest in fairlife, which resulted from the remeasurement of our previously held equity interest in fairlife to fair value. The company also recognized a gain of $23 million related to the sale of a portion of our ownership interest in certain unconsolidated bottling operations and a gain of $2 million related to the 2017 refranchising of our China bottling operations, resulting from post-closing adjustments.
During the three and nine months ended September 27, 2019, the company recognized a gain of $739 million on the sale of a retail and office building in New York City. The company also recorded net charges of $103 million and $107 million related to the refranchising of certain bottling territories in North America, primarily resulting from post-closing adjustments, during the three and nine months ended September 27, 2019, respectively. During the three and nine months ended September 27, 2019, the company recorded charges of $21 million and $61 million, respectively, primarily related to costs incurred to refranchise certain of our North America bottling operations. These costs include, among other items, internal and external costs for individuals directly working on the refranchising efforts, severance, special termination benefits, and costs associated with the implementation of information technology systems to facilitate consistent data standards and availability throughout our bottling systems.
During the nine months ended September 27, 2019, the company recorded an adjustment to reduce the carrying amount of Coca-Cola Beverages Africa Proprietary Limited's ("CCBA") fixed assets and definite-lived intangible assets by $160 million as a result of the company's change in plans for CCBA as it now intends to maintain its controlling stake in CCBA for the foreseeable future. The company also recognized a loss of $121 million in conjunction with our acquisition of the remaining equity ownership interest in CHI, which included the remeasurement of our previously held equity interest in CHI to fair value and the reversal of the related cumulative translation adjustments and recorded a charge of $4 million, primarily related to payments made to certain of our unconsolidated bottling partners in North America in order to convert their bottling agreements to a comprehensive beverage agreement with additional requirements. The company also recorded charges of $8 million for noncapitalizable transaction costs associated with pending and closed transactions, charges of $46 million for costs associated with the purchase of Costa Limited, and a gain of $39 million related to the sale of a portion of our equity ownership interest in Embotelladora Andina S.A.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
CCBA Unrecognized Depreciation and Amortization
While the company had discussions about a sale of a controlling interest in CCBA with a number of potential partners throughout the period that CCBA was held for sale, during the second quarter of 2019 the company updated its plans for CCBA and now intends to maintain a controlling interest in CCBA for the foreseeable future. As a result, CCBA no longer qualified as held for sale. The amounts in this line item represent the depreciation and amortization that the company would have recorded had CCBA not been classified as held for sale.
Other Items
Economic (Non-Designated) Hedges
The company uses derivatives as economic hedges primarily to mitigate the foreign exchange risk for certain currencies and the price risk associated with the purchase of materials used in the manufacturing process as well as the purchase of vehicle fuel. Although these derivatives were not designated and/or did not qualify for hedge accounting, they are effective economic hedges. The changes in fair values of these economic hedges are immediately recognized into earnings.
The company excludes the net impact of mark-to-market adjustments for outstanding hedges and realized gains/losses for settled hedges from our non-GAAP financial information until the period in which the underlying exposure being hedged impacts our condensed consolidated statement of income. Management believes this adjustment provides meaningful information related to the impact of our economic hedging activities. During the three and nine months ended September 25, 2020, the net impact of the company's adjustment related to our economic hedging activities resulted in decreases of $50 million and $18 million, respectively, to our non-GAAP income before income taxes.
During the three and nine months ended September 27, 2019, the net impact of the company's adjustment related to our economic hedging activities resulted in increases of $42 million and $32 million, respectively, to our non-GAAP income before income taxes.
Unrealized Gains and Losses on Equity and Trading Debt Securities
The company excludes the net impact of unrealized gains and losses resulting from mark-to-market adjustments on our equity and trading debt securities from our non-GAAP financial information until the period in which the underlying securities are sold and the associated gains or losses are realized. Management believes this adjustment provides meaningful information related to the impact of our investments in equity and trading debt securities. During the three and nine months ended September 25, 2020, the net impact of the company's adjustment related to unrealized gains and losses on our equity and trading debt securities resulted in increases of $7 million and $125 million, respectively, to our non-GAAP income before income taxes.
During the three and nine months ended September 27, 2019, the net impact of the company's adjustment related to unrealized gains and losses on our equity and trading debt securities resulted in decreases of $17 million and $155 million, respectively, to our non-GAAP income before income taxes.
Extinguishment of Long-Term Debt
During the three and nine months ended September 25, 2020, the company recorded charges of $405 million related to the extinguishment of certain long-term debt.
Other
During the three and nine months ended September 25, 2020, the company recorded charges of $25 million and $69 million, respectively, related to restructuring our manufacturing operations in the United States. During the three and nine months ended September 25, 2020, the company recorded a benefit of $2 million and net charges of $37 million, respectively, related to discontinuing our Odwalla juice business.
During the three and nine months ended September 27, 2019, the company recorded charges of $1 million and $3 million, respectively, related to tax litigation expense.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
Certain Tax Matters
During the three and nine months ended September 25, 2020, the company recorded $4 million and $61 million, respectively, of excess tax benefits associated with the company's stock-based compensation arrangements. During the three and nine months ended September 25, 2020, the company recorded income tax benefits of $44 million and $63 million, respectively, primarily associated with return to provision adjustments. During the three and nine months ended September 25, 2020, the company also recorded net tax expense of $9 million and net tax benefits of $30 million, respectively, for changes to our uncertain tax positions, including interest and penalties, as well as for various discrete tax items. During the three and nine months ended September 25, 2020, the company recorded $54 million and $16 million, respectively, of net tax expense related to changes in tax laws in certain foreign jurisdictions.
During the three and nine months ended September 27, 2019, the company recorded an income tax benefit of $229 million primarily associated with return to provision adjustments. During the three and nine months ended September 27, 2019, the company also recorded $27 million and $81 million, respectively, of excess tax benefits associated with the company's stock-based compensation arrangements. During the nine months ended September 27, 2019, the company recorded an income tax benefit of $81 million related to the reversal of a U.S. state valuation allowance. During the three and nine months ended September 27, 2019, the company recorded net tax charges of $43 million and $146 million, respectively, for changes to our uncertain tax positions, including interest and penalties, as well as for agreed-upon tax matters.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions except per share data)

	Three Months Ended September 25, 2020
	Net operating revenues	Cost of goods sold	Gross profit	Gross margin	Selling, general and administrative expenses	Other operating charges	Operating income	Operating margin
Reported (GAAP)	$8,652	$3,471	$5,181	59.9%	$2,511	$372	$2,298	26.6%
Items Impacting Comparability:
Asset Impairments	—	—	—		—	—	—
Strategic Realignment	—	—	—		—	(332)	332
Productivity and Reinvestment	—	—	—		—	(10)	10
Equity Investees	—	—	—		—	—	—
Transaction Gains/Losses	—	—	—		—	(18)	18
Other Items	(4)	37	(41)		—	(12)	(29)
Certain Tax Matters	—	—	—		—	—	—
Comparable (Non-GAAP)	$8,648	$3,508	$5,140	59.4%	$2,511	$—	$2,629	30.4%

	Three Months Ended September 27, 2019
	Net operating revenues	Cost of goods sold	Gross profit	Gross margin	Selling, general and administrative expenses	Other operating charges	Operating income	Operating margin
Reported (GAAP)	$9,507	$3,767	$5,740	60.4%	$3,116	$125	$2,499	26.3%
Items Impacting Comparability:
Asset Impairments	—	—	—		—	(42)	42
Strategic Realignment	—	—	—		—	—	—
Productivity and Reinvestment	—	—	—		—	(61)	61
Equity Investees	—	—	—		—	—	—
Transaction Gains/Losses	—	—	—		—	(21)	21
Other Items	(7)	(50)	43		—	(1)	44
Certain Tax Matters	—	—	—		—	—	—
Comparable (Non-GAAP)	$9,500	$3,717	$5,783	60.9%	$3,116	$—	$2,667	28.1%

	Net operating revenues	Cost of goods sold	Gross profit		Selling, general and administrative expenses	Other operating charges	Operating income
% Change — Reported (GAAP)	(9)	(8)	(10)		(19)	199	(8)
% Currency Impact	(3)	(1)	(5)		(2)	—	(9)
% Change — Currency Neutral (Non-GAAP)	(6)	(7)	(5)		(18)	—	1

% Change — Comparable (Non-GAAP)	(9)	(6)	(11)		(19)	—	(1)
% Comparable Currency Impact (Non-GAAP)	(3)	(1)	(4)		(2)	—	(8)
% Change — Comparable Currency Neutral (Non-GAAP)	(6)	(5)	(7)		(18)	—	7
Note: Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions except per share data)

	Three Months Ended September 25, 2020
	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes[1]	Effective tax rate	Net income[2]	Diluted net income per share
Reported (GAAP)	$660	$431	$30	$2,181	$441	20.2%	$1,737	$0.40
Items Impacting Comparability:
Asset Impairments	—	—	—	—	—		—	—
Strategic Realignment	—	—	11	343	82		261	0.06
Productivity and Reinvestment	—	—	—	10	2		8	—
Equity Investees	—	27	—	27	1		26	0.01
Transaction Gains/Losses	—	—	—	18	5		13	—
Other Items	(405)	—	9	385	62		323	0.07
Certain Tax Matters	—	—	—	—	(15)		15	—
Comparable (Non-GAAP)	$255	$458	$50	$2,964	$578	19.5%	$2,383	$0.55

	Three Months Ended September 27, 2019
	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes[1]	Effective tax rate	Net income[2]	Diluted net income per share
Reported (GAAP)	$230	$346	$324	$3,092	$503	16.3%	$2,593	$0.60
Items Impacting Comparability:
Asset Impairments	—	—	375	417	—		417	0.10
Strategic Realignment	—	—	—	—	—		—	—
Productivity and Reinvestment	—	—	—	61	14		47	0.01
Equity Investees	—	39	—	39	2		37	0.01
Transaction Gains/Losses	—	—	(636)	(615)	(149)		(466)	(0.11)
Other Items	—	—	(18)	26	6		20	—
Certain Tax Matters	—	—	—	—	213		(213)	(0.05)
Comparable (Non-GAAP)	$230	$385	$45	$3,020	$589	19.5%	$2,435	$0.56

	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes[1]		Net income[2]	Diluted net income per share
% Change — Reported (GAAP)	188	24	(91)	(29)	(12)		(33)	(33)
% Change — Comparable (Non-GAAP)	11	19	9	(2)	(2)		(2)	(2)
Note: Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.
1 The income tax adjustments are the calculated income tax benefits (charges) at the applicable tax rate for each of the items impacting comparability with the exception of certain tax matters previously discussed.
2 Represents net income attributable to shareowners of The Coca-Cola Company.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions except per share data)

	Nine Months Ended September 25, 2020
	Net operating revenues	Cost of goods sold	Gross profit	Gross margin	Selling, general and administrative expenses	Other operating charges	Operating income	Operating margin
Reported (GAAP)	$24,403	$9,855	$14,548	59.6%	$7,142	$747	$6,659	27.3%
Items Impacting Comparability:
Asset Impairments	—	—	—		—	(238)	238
Strategic Realignment	—	—	—		—	(332)	332
Productivity and Reinvestment	—	—	—		—	(71)	71
Equity Investees	—	—	—		—	—	—
Transaction Gains/Losses	—	—	—		—	(47)	47
CCBA Unrecognized Depreciation and Amortization	—	—	—		—	—	—
Other Items	(7)	(18)	11		—	(59)	70
Certain Tax Matters	—	—	—		—	—	—
Comparable (Non-GAAP)	$24,396	$9,837	$14,559	59.7%	$7,142	$—	$7,417	30.4%

	Nine Months Ended September 27, 2019
	Net operating revenues	Cost of goods sold	Gross profit	Gross margin	Selling, general and administrative expenses	Other operating charges	Operating income	Operating margin
Reported (GAAP)	$28,198	$11,053	$17,145	60.8%	$8,879	$344	$7,922	28.1%
Items Impacting Comparability:
Asset Impairments	—	—	—		—	(42)	42
Strategic Realignment	—	—	—		—	—	—
Productivity and Reinvestment	—	—	—		—	(184)	184
Equity Investees	—	—	—		—	—	—
Transaction Gains/Losses	—	—	—		—	(115)	115
CCBA Unrecognized Depreciation and Amortization	—	39	(39)		109	—	(148)
Other Items	(3)	(38)	35		—	(3)	38
Certain Tax Matters	—	—	—		—	—	—
Comparable (Non-GAAP)	$28,195	$11,054	$17,141	60.8%	$8,988	$—	$8,153	28.9%

	Net operating revenues	Cost of goods sold	Gross profit		Selling, general and administrative expenses	Other operating charges	Operating income
% Change — Reported (GAAP)	(13)	(11)	(15)		(20)	117	(16)
% Currency Impact	(3)	(1)	(3)		(2)	—	(6)
% Change — Currency Neutral (Non-GAAP)	(11)	(10)	(12)		(18)	—	(10)

% Change — Comparable (Non-GAAP)	(13)	(11)	(15)		(21)	—	(9)
% Comparable Currency Impact (Non-GAAP)	(3)	(1)	(3)		(2)	—	(5)
% Change — Comparable Currency Neutral (Non-GAAP)	(11)	(10)	(12)		(19)	—	(4)
Note: Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions except per share data)

	Nine Months Ended September 25, 2020
	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes[1]	Effective tax rate	Net income[2]	Diluted net income per share
Reported (GAAP)	$1,127	$774	$788	$7,388	$1,094	14.8%	$6,291	$1.46
Items Impacting Comparability:
Asset Impairments	—	—	64	302	61		241	0.06
Strategic Realignment	—	—	11	343	82		261	0.06
Productivity and Reinvestment	—	—	—	71	16		55	0.01
Equity Investees	—	128	—	128	4		124	0.03
Transaction Gains/Losses	—	—	(927)	(880)	44		(924)	(0.21)
CCBA Unrecognized Depreciation and Amortization	—	—	—	—	—		—	—
Other Items	(405)	—	143	618	115		503	0.12
Certain Tax Matters	—	—	—	—	138		(138)	(0.03)
Comparable (Non-GAAP)	$722	$902	$79	$7,970	$1,554	19.5%	$6,413	$1.48

	Nine Months Ended September 27, 2019
	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes[1]	Effective tax rate	Net income[2]	Diluted net income per share
Reported (GAAP)	$711	$808	$(81)	$8,366	$1,446	17.3%	$6,878	$1.60
Items Impacting Comparability:
Asset Impairments	—	—	767	809	36		773	0.18
Strategic Realignment	—	—	—	—	—		—	—
Productivity and Reinvestment	—	—	—	184	43		141	0.03
Equity Investees	—	107	—	107	4		103	0.02
Transaction Gains/Losses	—	—	(386)	(271)	34		(290)	(0.07)
CCBA Unrecognized Depreciation and Amortization	—	—	—	(148)	(42)		(67)	(0.02)
Other Items	—	—	(158)	(120)	(25)		(95)	(0.02)
Certain Tax Matters	—	—	—	—	245		(245)	(0.06)
Comparable (Non-GAAP)	$711	$915	$142	$8,927	$1,741	19.5%	$7,198	$1.67

	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes[1]		Net income[2]	Diluted net income per share
% Change — Reported (GAAP)	59	(4)	—	(12)	(24)		(9)	(9)
% Change — Comparable (Non-GAAP)	2	(1)	(45)	(11)	(11)		(11)	(11)
Note: Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.
1 The income tax adjustments are the calculated income tax benefits (charges) at the applicable tax rate for each of the items impacting comparability with the exception of certain tax matters previously discussed.
2 Represents net income attributable to shareowners of The Coca-Cola Company.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)

Diluted Net Income Per Share:
Three Months Ended September 25, 2020
% Change — Reported (GAAP)	(33)
% Currency Impact	(7)
% Change — Currency Neutral (Non-GAAP)	(26)

% Impact of Items Impacting Comparability (Non-GAAP)	(31)
% Change — Comparable (Non-GAAP)	(2)
% Comparable Currency Impact (Non-GAAP)	(7)
% Change — Comparable Currency Neutral (Non-GAAP)	5

Nine Months Ended September 25, 2020
% Change — Reported (GAAP)	(9)
% Currency Impact	(5)
% Change — Currency Neutral (Non-GAAP)	(3)

% Impact of Items Impacting Comparability (Non-GAAP)	2
% Change — Comparable (Non-GAAP)	(11)
% Comparable Currency Impact (Non-GAAP)	(5)
% Change — Comparable Currency Neutral (Non-GAAP)	(6)

Note: Certain columns may not add due to rounding.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Net Operating Revenues by Operating Segment and Corporate:

	Three Months Ended September 25, 2020
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Global Ventures	Bottling Investments	Corporate	Eliminations	Consolidated
Reported (GAAP)	$1,693	$809	$3,088	$1,334	$513	$1,475	$6	$(266)	$8,652
Items Impacting Comparability:
Other Items	(5)	4	(2)	1	—	—	(2)	—	(4)
Comparable (Non-GAAP)	$1,688	$813	$3,086	$1,335	$513	$1,475	$4	$(266)	$8,648

	Three Months Ended September 27, 2019
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Global Ventures	Bottling Investments	Corporate	Eliminations	Consolidated
Reported (GAAP)	$1,828	$1,045	$3,138	$1,462	$629	$1,684	$24	$(303)	$9,507
Items Impacting Comparability:
Other Items	—	—	—	—	—	—	(7)	—	(7)
Comparable (Non-GAAP)	$1,828	$1,045	$3,138	$1,462	$629	$1,684	$17	$(303)	$9,500

	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Global Ventures	Bottling Investments	Corporate	Eliminations	Consolidated
% Change — Reported (GAAP)	(7)	(23)	(2)	(9)	(19)	(12)	(74)	12	(9)
% Currency Impact	(1)	(19)	0	(1)	2	(5)	(26)	—	(3)
% Change — Currency Neutral (Non-GAAP)	(6)	(4)	(2)	(8)	(20)	(8)	(48)	—	(6)
% Acquisitions, Divestitures and Structural Changes	0	0	1	0	0	(1)	0	—	0
% Change — Organic Revenues (Non-GAAP)	(6)	(4)	(3)	(8)	(20)	(6)	(48)	—	(6)

% Change — Comparable (Non-GAAP)	(8)	(22)	(2)	(9)	(19)	(12)	(70)	—	(9)
% Comparable Currency Impact (Non-GAAP)	(2)	(18)	0	(1)	2	(5)	(2)	—	(3)
% Change — Comparable Currency Neutral (Non-GAAP)	(6)	(4)	(2)	(8)	(20)	(8)	(68)	—	(6)
Note: Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Net Operating Revenues by Operating Segment and Corporate:

	Nine Months Ended September 25, 2020
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Global Ventures	Bottling Investments	Corporate	Eliminations	Consolidated
Reported (GAAP)	$4,628	$2,494	$8,586	$3,645	$1,381	$4,396	$25	$(752)	$24,403
Items Impacting Comparability:
Other Items	(5)	4	2	1	—	—	(9)	—	(7)
Comparable (Non-GAAP)	$4,623	$2,498	$8,588	$3,646	$1,381	$4,396	$16	$(752)	$24,396

	Nine Months Ended September 27, 2019
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Global Ventures	Bottling Investments	Corporate	Eliminations	Consolidated
Reported (GAAP)	$5,530	$2,944	$8,983	$4,189	$1,849	$5,520	$79	$(896)	$28,198
Items Impacting Comparability:
Other Items	—	—	—	—	—	—	(3)	—	(3)
Comparable (Non-GAAP)	$5,530	$2,944	$8,983	$4,189	$1,849	$5,520	$76	$(896)	$28,195

	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Global Ventures	Bottling Investments	Corporate	Eliminations	Consolidated
% Change — Reported (GAAP)	(16)	(15)	(4)	(13)	(25)	(20)	(68)	16	(13)
% Currency Impact	(2)	(13)	0	(1)	0	(4)	(8)	—	(3)
% Change — Currency Neutral (Non-GAAP)	(14)	(2)	(4)	(12)	(25)	(17)	(60)	—	(11)
% Acquisitions, Divestitures and Structural Changes	0	0	2	1	0	(2)	0	—	0
% Change — Organic Revenues (Non-GAAP)	(15)	(2)	(6)	(13)	(25)	(15)	(60)	—	(11)

% Change — Comparable (Non-GAAP)	(16)	(15)	(4)	(13)	(25)	(20)	(78)	—	(13)
% Comparable Currency Impact (Non-GAAP)	(2)	(13)	0	(1)	0	(4)	(16)	—	(3)
% Change — Comparable Currency Neutral (Non-GAAP)	(14)	(2)	(4)	(12)	(25)	(17)	(62)	—	(11)
Note: Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Operating Income (Loss) by Operating Segment and Corporate:

	Three Months Ended September 25, 2020
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Global Ventures	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$903	$483	$727	$564	$(31)	$55	$(403)	$2,298
Items Impacting Comparability:
Asset Impairments	—	—	—	—	—	—	—	—
Strategic Realignment	41	22	121	32	—	—	116	332
Productivity and Reinvestment	(3)	—	—	—	—	—	13	10
Transaction Gains/Losses	—	—	—	—	—	—	18	18
Other Items	(5)	4	(19)	1	4	(11)	(3)	(29)
Comparable (Non-GAAP)	$936	$509	$829	$597	$(27)	$44	$(259)	$2,629

	Three Months Ended September 27, 2019
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Global Ventures	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$886	$603	$641	$594	$77	$7	$(309)	$2,499
Items Impacting Comparability:
Asset Impairments	—	—	—	42	—	—	—	42
Strategic Realignment	—	—	—	—	—	—	—	—
Productivity and Reinvestment	1	—	12	—	—	—	48	61
Transaction Gains/Losses	—	—	—	—	—	21	—	21
Other Items	—	—	49	—	—	2	(7)	44
Comparable (Non-GAAP)	$887	$603	$702	$636	$77	$30	$(268)	$2,667

	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Global Ventures	Bottling Investments	Corporate	Consolidated
% Change — Reported (GAAP)	2	(20)	14	(5)	—	662	(30)	(8)
% Currency Impact	(3)	(28)	0	(2)	—	(105)	(1)	(9)
% Change — Currency Neutral (Non-GAAP)	5	8	14	(3)	—	767	(29)	1

% Impact of Items Impacting Comparability (Non-GAAP)	(4)	(4)	(5)	1	—	617	(34)	(7)
% Change — Comparable (Non-GAAP)	6	(16)	18	(6)	—	45	4	(1)
% Comparable Currency Impact (Non-GAAP)	(3)	(28)	0	(2)	—	(25)	1	(8)
% Change — Comparable Currency Neutral (Non-GAAP)	9	12	18	(4)	—	69	3	7
Note: Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Operating Income (Loss) by Operating Segment and Corporate:

	Nine Months Ended September 25, 2020
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Global Ventures	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$2,578	$1,526	$1,603	$1,727	$(114)	$130	$(791)	$6,659
Items Impacting Comparability:
Asset Impairments	—	10	215	—	—	13	—	238
Strategic Realignment	41	22	121	32	—	—	116	332
Productivity and Reinvestment	(3)	—	—	—	—	—	74	71
Transaction Gains/Losses	—	—	—	—	—	—	47	47
CCBA Unrecognized Depreciation and Amortization	—	—	—	—	—	—	—	—
Other Items	(5)	4	81	1	5	(2)	(14)	70
Comparable (Non-GAAP)	$2,611	$1,562	$2,020	$1,760	$(109)	$141	$(568)	$7,417

	Nine Months Ended September 27, 2019
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Global Ventures	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$2,902	$1,687	$1,938	$1,867	$216	$226	$(914)	$7,922
Items Impacting Comparability:
Asset Impairments	—	—	—	42	—	—	—	42
Strategic Realignment	—	—	—	—	—	—	—	—
Productivity and Reinvestment	2	—	42	—	—	3	137	184
Transaction Gains/Losses	—	—	—	—	—	61	54	115
CCBA Unrecognized Depreciation and Amortization	—	—	—	—	—	(148)	—	(148)
Other Items	—	—	38	—	—	(1)	1	38
Comparable (Non-GAAP)	$2,904	$1,687	$2,018	$1,909	$216	$141	$(722)	$8,153

	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Global Ventures	Bottling Investments	Corporate	Consolidated
% Change — Reported (GAAP)	(11)	(10)	(17)	(7)	—	(43)	13	(16)
% Currency Impact	(3)	(20)	0	(2)	—	10	0	(6)
% Change — Currency Neutral (Non-GAAP)	(8)	11	(17)	(6)	—	(52)	14	(10)

% Impact of Items Impacting Comparability (Non-GAAP)	(1)	(2)	(17)	0	—	(42)	(8)	(7)
% Change — Comparable (Non-GAAP)	(10)	(7)	0	(8)	—	0	22	(9)
% Comparable Currency Impact (Non-GAAP)	(3)	(20)	0	(1)	—	15	(1)	(5)
% Change — Comparable Currency Neutral (Non-GAAP)	(7)	12	0	(6)	—	(16)	23	(4)
Note: Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Operating Margin:
	Three Months Ended September 25, 2020	Three Months Ended September 27, 2019	Basis Point Growth (Decline)
Reported Operating Margin (GAAP)	26.56%	26.28%	28
Items Impacting Comparability (Non-GAAP)	(3.85)%	(1.79)%
Comparable Operating Margin (Non-GAAP)	30.41%	28.07%	234
Comparable Currency Impact (Non-GAAP)	(1.39)%	0.00%
Comparable Currency Neutral Operating Margin (Non-GAAP)	31.80%	28.07%	373
Impact of Acquisitions and Structural Changes on Comparable Currency Neutral Operating Margin (Non-GAAP)	(0.22)%	(0.17)%
Underlying Operating Margin (Non-GAAP)	32.02%	28.24%	378

	Nine Months Ended September 25, 2020	Nine Months Ended September 27, 2019	Basis Point Growth (Decline)
Reported Operating Margin (GAAP)	27.29%	28.09%	(80)
Items Impacting Comparability (Non-GAAP)	(3.11)%	(0.83)%
Comparable Operating Margin (Non-GAAP)	30.40%	28.92%	148
Comparable Currency Impact (Non-GAAP)	(0.90)%	0.00%
Comparable Currency Neutral Operating Margin (Non-GAAP)	31.30%	28.92%	238
Impact of Acquisitions and Structural Changes on Comparable Currency Neutral Operating Margin (Non-GAAP)	(0.22)%	(0.21)%
Underlying Operating Margin (Non-GAAP)	31.52%	29.13%	239

Free Cash Flow:
	Nine Months Ended September 25, 2020	Nine Months Ended September 27, 2019	% Change
Net Cash Provided by Operating Activities (GAAP)	$6,220	$7,771	(20)
Purchases of Property, Plant and Equipment (GAAP)	(759)	(1,206)	(37)
Free Cash Flow (Non-GAAP)	$5,461	$6,565	(17)
Note: Certain growth rates may not recalculate using the rounded dollar amounts provided.

About The Coca-Cola Company
The Coca-Cola Company (NYSE: KO) is a total beverage company with products sold in more than 200 countries and territories. Our company’s purpose is to refresh the world and make a difference. Our portfolio of brands includes Coca-Cola, Sprite, Fanta and other sparkling soft drinks. Our hydration, sports, coffee and tea brands include Dasani, smartwater, vitaminwater, Topo Chico, Powerade, Costa, Georgia, Gold Peak, Honest and Ayataka. Our nutrition, juice, dairy and plant-based beverage brands include Minute Maid, Simply, innocent, Del Valle, fairlife and AdeS. We’re constantly transforming our portfolio, from reducing sugar in our drinks to bringing innovative new products to market. We seek to positively impact people’s lives, communities and the planet through water replenishment, packaging recycling, sustainable sourcing practices and carbon emissions reductions across our value chain. Together with our bottling partners, we employ more than 700,000 people, helping bring economic opportunity to local communities worldwide. Learn more at www.coca-colacompany.com and follow us on Twitter, Instagram, Facebook and LinkedIn.
Forward-Looking Statements
This press release may contain statements, estimates or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause The Coca-Cola Company’s actual results to differ materially from its historical experience and our present expectations or projections. These risks include, but are not limited to, the negative impacts of the novel coronavirus (COVID-19) pandemic on our business; obesity and other health-related concerns; evolving consumer product and shopping preferences; increased competition; water scarcity and poor quality; increased demand for food products and decreased agricultural productivity; product safety and quality concerns; perceived negative health consequences of certain ingredients, such as non-nutritive sweeteners and biotechnology-derived substances, and of other substances present in our beverage products or packaging materials; an inability to be successful in our innovation activities; an inability to protect our information systems against service interruption, misappropriation of data or breaches of security; failure to comply with personal data protection and privacy laws; failure to digitize the Coca-Cola system; changes in the retail landscape or the loss of key retail or foodservice customers; an inability to expand operations in emerging and developing markets; fluctuations in foreign currency exchange rates; interest rate increases; an inability to maintain good relationships with our bottling partners; a deterioration in our bottling partners’ financial condition; increases in income tax rates, changes in income tax laws or unfavorable resolution of tax matters; increased or new indirect taxes in the United States and throughout the world; an inability to successfully manage the possible negative consequences of our productivity initiatives; an inability to attract or retain a highly skilled and diverse workforce; increased cost, disruption of supply or shortage of energy or fuel; increased cost, disruption of supply or shortage of ingredients, other raw materials, packaging materials, aluminum cans and other containers; increasing concerns about the environmental impact of plastic bottles and other plastic packaging materials; changes in laws and regulations relating to beverage containers and packaging; significant additional labeling or warning requirements or limitations on the marketing or sale of our products; unfavorable general economic conditions in the United States; unfavorable economic and political conditions in international markets; litigation or legal proceedings; conducting business in markets with high-risk legal compliance environments; failure by our third-party service providers and business partners to satisfactorily fulfill their commitments and responsibilities; failure to adequately protect, or disputes relating to, trademarks, formulae and other intellectual property rights; adverse weather conditions; climate change and legal or regulatory responses thereto; damage to our brand image, corporate reputation and social license to operate from negative publicity, whether or not warranted, concerning product safety or quality, workplace and human rights, obesity or other issues; changes in, or failure to comply with, the laws and regulations applicable to our products or our business operations; changes in accounting standards; an inability to achieve our overall long-term growth objectives; deterioration of global credit market conditions; default by or failure of one or more of our counterparty financial institutions; an inability to renew collective bargaining agreements on satisfactory terms, or we or our bottling partners experience strikes, work stoppages or labor unrest; future impairment charges; multi-employer pension plan withdrawal liabilities in the future; an inability to successfully integrate and manage our company-owned or -controlled bottling operations or other acquired businesses or brands; an inability to successfully manage our refranchising activities; failure to realize a significant portion of the anticipated benefits of our strategic relationship with Monster Beverage Corporation; global or regional catastrophic events; and other risks discussed in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2019 and our subsequently filed Quarterly Reports on Form 10-Q, which filings are available from the SEC. You should not place undue reliance on forward-

looking statements, which speak only at the date they are made. We undertake no obligation to publicly update or revise any forward-looking statements.